Exhibit 99.1
Third Point Re Reports First Quarter 2014 Earnings Results
Net Income of $39.8 million, or $0.37 Per Diluted Common Share
HAMILTON, Bermuda, May 8, 2014, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its first quarter ended March 31, 2014.
Third Point Re reported net income of $39.8 million, or $0.37 per diluted common share, for the first quarter of 2014, compared with $74.4 million, or $0.93 per diluted common share, for the first quarter of 2013, a decrease of 46.6%.
For the three months ended March 31, 2014, diluted book value per share increased by $0.31 per share, or 2.4%, to $13.43 per share from $13.12 per share as of December 31, 2013.
"We continue to develop our business according to plan," commented John Berger, Chairman, Chief Executive Officer and Chief Underwriting Officer. " In the first quarter of 2014, our 'Total Return' approach generated growth in diluted book value per share of 2.4%. Investment returns remained solid and our combined ratio improved to 107.1% from 111.6% in the previous year's first quarter. Reinsurance market conditions remain challenging, particularly with new capital entering the market, but we remain pleased with the number of attractive opportunities we are seeing."
The following table shows certain key financial metrics for the three months ended March 31, 2014 and 2013:

	2014	2013
	(In millions, except for per share data and ratios)
Gross premiums written	$87.6	$96.0
Net premiums earned	$73.3	$33.5
Underwriting income (loss) (1) (2)	$(5.2)	$(3.8)
Combined ratio (1) (2)	107.1%	111.6%

Net investment return on investments managed by Third Point LLC	3.1%	8.7%
Net investment income (3)	$50.0	$81.4
Net investment income on float (4)	$7.3	$5.5

Net income	$39.8	$74.4
Diluted earnings per share	$0.37	$0.93
Growth in diluted book value per share (4)	2.4%	8.0%
Return on beginning shareholders' equity (4)	2.9%	8.6%
Net investments managed by Third Point LLC (5)	$1,628.6	$1,559.4

(1) Property and Casualty Reinsurance segment only.
(2) Underwriting loss and combined ratio are Non-GAAP financial measures. See the accompanying Segment Reporting for an explanation and calculation of underwriting loss and combined ratio.
(3) Prior to 2014, changes in estimated fair value of embedded derivatives were recorded in net investment income. As these embedded derivatives have become more prominent, the presentation has been modified and changes in the estimated fair value of embedded derivatives are now recorded in other expenses in the condensed consolidated statements of income. As a result, investment expense of $0.7 million, that was previously reported in net investment income for the three months ended March 31, 2013, is now being reported in other expenses to conform to the current year presentation.

(4) Net investment income on float, diluted book value per share and return on beginning shareholders' equity are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Measures for an explanation and calculation of net investment income on float, diluted book value per share and return on beginning shareholders' equity.

(5) Prior year comparative represents amounts as of December 31, 2013.

Segment Highlights
Property and Casualty Reinsurance Segment
Gross premiums written decreased by $10.7 million, or 11.6%, to $82.1 million for the three months ended March 31, 2014 from $92.9 million for the three months ended March 31, 2013. The decrease was due to the non-renewal of three existing contracts partially offset by growth from new business written in the quarter. The largest contract not renewed was our crop contract. The non-renewal was a result of our decision to exit this line of business given current market conditions. Since Third Point Re is a developing company and focuses on large transactions, that in some cases will not renew, period over period comparisons may not be meaningful.
Net premiums earned for the three months ended March 31, 2014 increased $39.7 million, or 121.5%, to $72.3 million. The three months ended March 31, 2014 reflects net premiums earned on a larger in-force underwriting portfolio compared to the three months ended March 31, 2013.
The underwriting loss from the Property and Casualty Reinsurance segment for the three months ended March 31, 2014 was $5.2 million compared to an underwriting loss of $3.8 million for the three months ended March 31, 2013. The underwriting loss for the three months ended March 31, 2014 included adverse development of $2.5 million related to one crop reinsurance contract.
Catastrophe Risk Management
The Catastrophe Risk Management segment includes the combined results of Third Point Reinsurance Opportunities Fund Ltd. (the “Catastrophe Fund”), Third Point Reinsurance Investment Management Ltd., and Third Point Re Cat Ltd. (the “Catastrophe Reinsurer”). After attributing income to non-controlling interests, net loss from the Catastrophe Risk Management segment was $0.1 million for the three months ended March 31, 2014 compared to net income of $0.2 million for the three months ended March 31, 2013. Net assets under management for the Catastrophe Fund were $106.7 million as of March 31, 2014.
Investments
For the three months ended March 31, 2014, Third Point Re recorded net investment income of $50.0 million, compared to $81.4 million for the three months ended March 31, 2013. The return on investments managed by the Company’s investment manager, Third Point LLC, was 3.1% for the three months ended March 31, 2014 compared to 8.7% for the three months ended March 31, 2013.
The returns for the three months ended March 31, 2014 were driven primarily by asset-backed securities and to a lesser extent by gains in equity positions and corporate credit. Net investment income for the three months ended March 31, 2014 also benefited from higher average investments managed by Third Point LLC compared to the prior year period due to the net proceeds generated by Third Point Re’s IPO and float contributed by its reinsurance operations and net investment income.
Conference Call Details
The Company will hold a conference call to discuss its first quarter 2014 results at 8:30 a.m. Eastern Time on May 9, 2014. The call will be webcast live over the internet from the Company’s website at www.thirdpointre.bm under “Investors”. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call is also available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and entering passcode 13580744. Participants should ask for the Third Point Reinsurance Ltd. first quarter earnings conference call.
A replay of the live conference call will be available approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 13580744. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 16, 2014.

Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) operational structure currently is being developed; (iii) fluctuation in results of operations; (iv) more established competitors; (v) losses exceeding reserves; (vi) downgrades or withdrawal of ratings by rating agencies; (vii) dependence on key executives; (viii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (ix) potential inability to pay dividends; (x) unavailability of capital in the future; (xi) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xii) suspension or revocation of reinsurance license; (xiii) potentially being deemed an investment company under United States federal securities law; (xiv) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a PFIC; (xv) dependence on Third Point LLC to implement the Company’s investment strategy; (xvi) termination by Third Point LLC of the investment management agreement; (xvii) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xviii) increased regulation or scrutiny of alternative investment advisors affecting the Company’s reputation; (xix) potentially becoming subject to United States federal income taxation; (xx) potentially becoming subject to United States withholding and information reporting requirements under the FATCA provisions; and (xxi) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic disclosures filed with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting loss, combined ratio, net investment income on float, diluted book value per share and return on beginning shareholders’ equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiary Third Point Reinsurance Company Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. was incorporated in October 2011 and commenced underwriting business on January 1, 2012 with an "A-"(Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Rob Bredahl
Chief Financial Officer and Chief Operating Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of March 31, 2014 and December 31, 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2014	December 31, 2013
Assets
Equity securities, trading, at fair value (cost - $1,004,245; 2013 - $824,723)	$1,116,554	$954,111
Debt securities, trading, at fair value (cost - $508,286; 2013 - $408,754)	558,648	441,424
Other investments, at fair value	77,387	65,329
Total investments in securities and commodities	1,752,589	1,460,864
Cash and cash equivalents	33,938	31,625
Restricted cash and cash equivalents	221,044	193,577
Due from brokers	101,819	98,386
Securities purchased under an agreement to sell	36,778	38,147
Derivative assets, at fair value	28,134	39,045
Interest and dividends receivable	5,214	2,615
Reinsurance balances receivable	221,541	191,763
Deferred acquisition costs, net	93,283	91,193
Loss and loss adjustment expenses recoverable	10,277	9,277
Other assets	2,950	3,398
Total assets	$2,507,567	$2,159,890
Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued expenses	$3,739	$9,456
Reinsurance balances payable	25,647	9,081
Deposit liabilities	121,374	120,946
Unearned premium reserves	279,512	265,187
Loss and loss adjustment expense reserves	164,624	134,331
Securities sold, not yet purchased, at fair value	53,958	56,056
Due to brokers	333,478	44,870
Derivative liabilities, at fair value	7,569	8,819
Performance fee payable to related party	12,295	—
Interest and dividends payable	800	748
Total liabilities	1,002,996	649,494
Commitments and contingent liabilities	—	—
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (par value $0.10; authorized, 300,000,000; issued and outstanding, 103,924,897 (2013: 103,888,916))	10,392	10,389
Additional paid-in capital	1,057,939	1,055,690
Retained earnings	365,361	325,582
Shareholders' equity attributable to shareholders	1,433,692	1,391,661
Non-controlling interests	70,879	118,735
Total shareholders' equity	1,504,571	1,510,396
Total liabilities and shareholders' equity	$2,507,567	$2,159,890

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
For the three months ended March 31, 2014 and 2013
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2014	2013
Revenues
Gross premiums written	$87,587	$96,020
Gross premiums ceded	—	(9,975)
Net premiums written	87,587	86,045
Change in net unearned premium reserves	(14,325)	(52,504)
Net premiums earned	73,262	33,541
Net investment income	50,035	81,361
Total revenues	123,297	114,902
Expenses
Loss and loss adjustment expenses incurred, net	46,259	18,638
Acquisition costs, net	25,431	13,073
General and administrative expenses	10,025	7,008
Other expenses	787	670
Total expenses	82,502	39,389
Income including non-controlling interests	40,795	75,513
Income attributable to non-controlling interests	(1,016)	(1,083)
Net income	$39,779	$74,430
Earnings per share
Basic	$0.38	$0.94
Diluted	$0.37	$0.93
Weighted average number of common shares used in the determination of earnings per share
Basic	103,264,616	78,432,132
Diluted	106,413,580	79,083,675

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three Months Ended March 31, 2014
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$82,142	$5,445	$—	$87,587
Gross premiums ceded	—	—	—	—
Net premiums written	82,142	5,445	—	87,587
Change in net unearned premium reserves	(9,841)	(4,484)	—	(14,325)
Net premiums earned	72,301	961	—	73,262
Expenses
Loss and loss adjustment expenses incurred, net	46,259	—	—	46,259
Acquisition costs, net	25,399	32	—	25,431
General and administrative expenses	5,809	834	3,382	10,025
Total expenses	77,467	866	3,382	81,715
Underwriting loss	(5,166)	n/a	n/a	n/a
Net investment income	7,313	29	42,693	50,035
Other expenses	(787)	—	—	(787)
Segment income including non-controlling interests	1,360	124	39,311	40,795
Segment income attributable to non-controlling interests	—	(191)	(825)	(1,016)
Segment income (loss)	$1,360	$(67)	$38,486	$39,779
Property and Casualty Reinsurance - Underwriting Ratios:
Loss ratio (1)	64.0%
Acquisition cost ratio (2)	35.1%
Composite ratio (3)	99.1%
General and administrative expense ratio (4)	8.0%
Combined ratio (5)	107.1%

	Three Months Ended March 31, 2013
	Property and Casualty Reinsurance (6)	Catastrophe Risk Management	Corporate	Total
Revenues	($ in thousands)
Gross premiums written	$92,871	$3,149	$—	$96,020
Gross premiums ceded	(9,975)	—	—	(9,975)
Net premiums written	82,896	3,149	—	86,045
Change in net unearned premium reserves	(50,253)	(2,251)	—	(52,504)
Net premiums earned	32,643	898	—	33,541
Expenses			—
Loss and loss adjustment expenses incurred, net	18,638	—	—	18,638
Acquisition costs, net	12,991	82	—	13,073
General and administrative expenses	4,816	785	1,407	7,008
Total expenses	36,445	867	1,407	38,719
Underwriting loss	(3,802)	n/a	n/a	n/a
Net investment income	5,526	767	75,068	81,361
Other expenses	(670)	—	—	(670)
Segment income including non-controlling interests	1,054	798	73,661	75,513
Segment income attributable to non-controlling interests	—	(579)	(504)	(1,083)
Segment income	$1,054	$219	$73,157	$74,430
Property and Casualty Reinsurance - Underwriting ratios:
Loss ratio (1)	57.1%
Acquisition cost ratio (2)	39.8%
Composite ratio (3)	96.9%
General and administrative expense ratio (4)	14.7%
Combined ratio (5)	111.6%

(1)Loss ratio is calculated by dividing loss and loss adjustment expenses incurred, net by net premiums earned.
(2)Acquisition cost ratio is calculated by dividing acquisition costs, net by net premiums earned.

(3)	Composite ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net and acquisition costs, net by net premiums earned.

(4)	General and administrative expense ratio is calculated by dividing general and administrative expenses related to underwriting activities by net premiums earned.

(5)
Combined ratio is calculated by dividing the sum of loss and loss adjustment expenses incurred, net, acquisition costs, net and general and administrative expenses related to underwriting activities by net premiums earned.

(6)
Effective January 1, 2014, the Company modified the presentation of its operating segments to allocate net investment income from float to the Property and Casualty Reinsurance segment. Prior period segment results have been adjusted to conform to this presentation.

THIRD POINT REINSURANCE LTD.
RECONCILIATION OF NON-GAAP MEASURES

	March 31, 2014	December 31, 2013
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Total shareholders' equity	$1,504,571	$1,510,396
Less: non-controlling interests	(70,879)	(118,735)
Shareholders' equity attributable to shareholders	1,433,692	1,391,661
Effect of dilutive warrants issued to founders and an advisor	46,512	46,512
Effect of dilutive stock options issued to directors and employees	69,223	101,274
Diluted book value per share numerator	$1,549,427	$1,539,447
Basic and diluted book value per share denominator:
Issued and outstanding shares	103,264,616	103,264,616
Effect of dilutive warrants issued to founders and an advisor	4,651,163	4,651,163
Effect of dilutive stock options issued to directors and employees	6,797,949	8,784,861
Effect of dilutive restricted shares issued to directors and employees	660,281	657,156
Diluted book value per share denominator	115,374,009	117,357,796

Basic book value per share	$13.88	$13.48
Diluted book value per share	$13.43	$13.12

	For the three months ended
	March 31, 2014	March 31, 2013
	($ in thousands)
Net investment income on float	$7,313	$5,526
Net investment income on capital	42,693	75,068
Net investment income on investments managed by Third Point LLC	50,006	80,594
Investment income on cash held by the Catastrophe Reinsurer and Catastrophe Fund	29	4
Net gain on reinsurance contract derivatives written by the Catastrophe Reinsurer	—	763
	$50,035	$81,361

	For the three months ended
	March 31, 2014	March 31, 2013
	($ in thousands)
Net income	$39,779	$74,430
Shareholders' equity attributable to shareholders - beginning of period	1,391,661	868,544
Return on beginning shareholders' equity	2.9%	8.6%

Book Value per Share
Book value per share as used by our management is a non-GAAP measure, as it is calculated after deducting the impact of non-controlling interests. In addition, diluted book value per share is a non-GAAP measure and represents book value per share combined with the impact from dilution of all in-the-money share options issued, warrants and unvested restricted shares outstanding as of any period end. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.
Net Investment Income on Float
Insurance float is an important aspect of our property and casualty reinsurance operation. In an insurance or reinsurance operation, float arises because premiums from reinsurance contracts and proceeds from deposit accounted contracts are collected before losses are paid. In some instances, the interval between receipts and payments can extend over many years.

During this time interval, insurance and reinsurance companies invest the premiums received and generate investment returns. Although float can be calculated using numbers determined under U.S. GAAP, float is a non-GAAP financial measure and, therefore, there is no comparable U.S. GAAP measure.
Return on Beginning Shareholders' Equity
Return on beginning shareholders' equity as presented is a non-GAAP financial measure. Return on beginning shareholders' equity is calculated by dividing net income by the beginning shareholders' equity attributable to shareholders and is a commonly used calculation to measure profitability.